Exhibit 5.1

August 7, 2017

Armstrong Flooring, Inc.

2500 Columbia Avenue

Lancaster, Pennsylvania 17603

Re:	Armstrong Flooring, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Armstrong Flooring, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of 2,100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan, as amended and restated (the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and in accordance with the terms of the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan, as amended and restated, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

Morgan, Lewis & Bockius LLP

1701 Market Street
Philadelphia, PA 19103-2921	+1.215.963.5000
United States	+1.215.963.5001

Armstrong Flooring, Inc.

August 7, 2017

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP